Exhibit (17)(A)

Your Proxy Vote is important!

And now you can Proxy Vote by PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll-free [ ], or go to website: [ ].

3. Follow the recorded or on-screen directions.

4. Do not mail your Proxy Card when you vote by phone or the Internet.

Please detach at perforation before mailing.

PROXY	LEGG MASON PARTNERS EQUITY TRUST	PROXY
LEGG MASON PARTNERS CLASSIC VALUES FUND

SPECIAL MEETING OF SHAREHOLDERS

JUNE 13, 2008 AT 10:00 a.m. Eastern Time

PROXY IS SOLICITED BY THE BOARD OF TRUSTEES. The undersigned holder of shares of Legg Mason Partners Classic Values Fund (the “Target Fund”), a series of Legg Mason Partners Equity Trust (the “Trust”), hereby appoints [R. Jay Gerken, Robert I. Frenkel, Thomas C. Mandia and Rocco Del Guercio] attorneys and proxies for the undersigned, each with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Target Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Target Fund to be held at the offices of Legg Mason Partners Fund Advisor, LLC, 620 Eighth Avenue, New York, New York 10018 on July 11, 2008 at 10:00 a.m. Eastern Time and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus dated May     , 2008. the terms of each of which are incorporated by reference, and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

VOTE VIA THE TELEPHONE: [ ]
VOTE VIA THE INTERNET: [ ]
999 9999 9999 999

Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Signature(s)

Title(s), if applicable

, 2008
Date

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

		FOR	AGAINST	ABSTAIN
1.	To approve the Agreement and Plan of Reorganization, providing for
(i) the acquisition of all of the assets and the assumption of all of the liabilities of Legg Mason Partners Classic Values Fund (the “Target
Fund”), a series of the Trust, in exchange for shares of Legg Mason
Partners Capital Fund (the “Acquiring Fund”), a series of the Trust, to be distributed to the shareholders of the Target Fund, and (ii) the
	subsequent termination of the Target Fund as a series of the Trust.	☐	☐	☐
PLEASE MARK VOTES AS IN THIS EXAMPLE:
2.	To transact any other business which may properly come before the Special Meeting or any adjournments or postponements thereof.

NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE.